Exhibit 99.1

CORRECTING and REPLACING Advanced Photonix Reports FY2013 Second Quarter Results

ANN ARBOR, Mich.--(BUSINESS WIRE)--November 13, 2012--Please replace the release dated November 13, 2012 with the following corrected version due to changes in the Condensed Consolidated Balance Sheet and Consolidated Statement of Operations tables.

The corrected release reads:

ADVANCED PHOTONIX REPORTS FY2013 SECOND QUARTER RESULTS

Advanced Photonix, Inc.® (NYSE MKT: API) (the “Company”) today reported results for the second quarter ended September 28, 2012.

Financial Highlights for the Second Quarter Ended September 28, 2012

  Net sales for the quarter were $5.6 million, a decrease of $2.8 million or 33% from the second quarter ended September 30, 2011. Sequentially, revenues were down 10% relative to the first quarter of fiscal 2013.
  Gross profit margin for Q2 2013 was 35.3% of sales compared to 42.7% for the same quarter of fiscal 2012. Price pressures in our high-speed optical receiver (HSOR) product line prior to cost reduction efforts and lower volumes affected the rate and gross margin dollars.
  Current quarter net loss was $1,287,000 or $0.04 per diluted share, as compared to a quarterly loss of $254,000, or $0.01 per diluted share for the quarter ended September 30, 2011.
  The Non-GAAP net loss for the second quarter of fiscal 2013 was $942,000 or $0.03 per diluted share, as compared to a Non-GAAP net income of $155,000, or $.01 per diluted share, for the second quarter last year.
  Adjusted EBITDA (which is defined as GAAP earnings before interest, taxes, depreciation, amortization and stock compensation), was a negative $717,000 for the second quarter of fiscal 2013 as compared to positive adjusted EBITDA of $469,000 for the quarter ended September 30, 2011.

Operating Expenses

The Company’s total operating expenses for the quarter were $3.2 million, down 17% compared to the $3.9 million reported for the second quarter last year. As a percent of revenue, total operating expenses were 58% compared to 47% for the second quarter last year.

Richard Kurtz, Chief Executive Officer, commented, "We continue to believe that our fiscal 2013 will have a much better second half. As with the other telecommunications suppliers we have seen weakness in network spending recently. This has caused us to be more cautious in our total year outlook. Our recent success in securing increased 100G business from one of our large OEM’s for calendar year 2013 is a positive sign amid general softness we have seen from China and Europe due to challenging macro economic conditions. Our terahertz (THz) product platform is continuing to gain traction in industrial process control markets and we expect this growth to continue during the balance of the fiscal year and beyond. However due to the more challenging international macroeconomic environment, reduced U.S. military activities, and the looming U.S. fiscal cliff and their corresponding impact on our customer’s expansion plans in the industrial and defense markets, we are projecting a more cautious outlook for the fiscal year. Due to these conditions we are changing revenue growth for the second half of our fiscal 2013 to a range of 15-25% higher than the first half.”

Conference Call

The Company will hold a conference call to discuss the results for the second quarter ended September 28, 2012 on Tuesday, November 13, 2012, at 4:30 PM EST.

The conference call will be webcast live and will be accessible at http://advancedphotonix.investorroom.com. Participants can dial into the conference call at 888.680.0879 (617.213.4856 for international) using the passcode 93280290. A question and answer period will take place at the end of the discussion.

An audio replay of the call will be available shortly thereafter and will remain on-line until November 20, 2012. The replay number is 888.286.8010 (617.801.6888 for international) and the passcode is 27900435.

Forward-looking Statements

The information contained herein includes forward looking statements that are based on assumptions that management believes to be reasonable but are subject to inherent uncertainties and risks including, but not limited to, unforeseen technological obstacles which may prevent or slow the development and/or manufacture of new products; potential problems with the integration of the acquired company and its technology and possible inability to achieve expected synergies; obstacles to successfully combining product offerings and lack of customer acceptance of such offerings; limited (or slower than anticipated) customer acceptance of new products which have been and are being developed by the Company; and a decline in the general demand for optoelectronic products; and the risk factors listed from time to time in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent SEC filings. The Company assumes no obligation to update forward-looking statements contained in this release to reflect new information or future events or developments. API-G

CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS	Sept 28, 2012 (unaudited)	March 31, 2012
Current assets
Cash and cash equivalents	$1,624,000	$3,249,000
Receivables, net	4,868,000	4,539,000
Inventories	3,706,000	3,594,000
Prepaid expenses and other current assets	468,000	261,000
Total current assets	10,666,000	11,643,000
Equipment and leasehold improvements, net	3,104,000	3,301,000
Goodwill	4,579,000	4,579,000
Intangibles and patents, net	4,024,000	4,538,000
Other assets	352,000	322,000
Total assets	$22,725,000	$24,383,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,593,000	$1,878,000
Accrued compensation	837,000	866,000
Current portion of long-term debt – bank term loan	333,000	333,000
Current portion of long-term debt – bank line of credit	800,000	500,000
Current portion of long-term debt – MEDC/MSF	543,000	532,000
Total current liabilities	5,106,000	4,109,000
Long-term debt, less current portion – MEDC/MSF	656,000	929,000
Long-term debt, less current portion – bank term loan	500,000	667,000
Warrant liability	13,000	26,000
Total liabilities	6,275,000	5,731,000

Shareholders' equity
Class A common stock, $.001 par value, 100,000,000 shares authorized; September 28, 2012 – 31,161,147 shares issued and outstanding; March 31, 2012 – 31,159,431 shares issued and outstanding	31,000	31,000
Additional paid-in capital	58,524,000	58,446,000
Accumulated deficit	(42,105,000)	(39,825,000)
Total shareholders' equity	16,450,000	18,652,000
Total liabilities and shareholders' equity	$22,725,000	$24,383,000

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
	Sept 28, 2012	Sept 30, 2011	Sept 28, 2012	Sept 30, 2011
Sales, net	$5,586,000	$8,352,000	$11,802,000	$16,473,000
Cost of products sold	3,612,000	4,785,000	7,584,000	9,528,000
Gross profit	1,974,000	3,567,000	4,218,000	6,945,000

Operating expenses
Research and development	1,342,000	1,714,000	2,713,000	3,406,000
Sales and marketing	496,000	565,000	1,001,000	1,180,000
General and administrative	1,119,000	1,300,000	2,172,000	2,459,000
Amortization	291,000	342,000	583,000	684,000
Total operating expenses	3,248,000	3,921,000	6,469,000	7,729,000
Loss from operations	(1,274,000)	(354,000)	(2,251,000)	(784,000)

Other income (expense)
Interest income	--	2,000	--	4,000
Interest expense	(30,000)	(31,000)	(63,000)	(62,000)
Interest expense, related parties	--	(13,000)	--	(28,000)
Change in fair value of warrant liability	(4,000)	142,000	13,000	634,000
Other income	21,000	--	21,000	--
Net loss	$(1,287,000)	$(254,000)	$(2,280,000)	$(236,000)

Net loss per common share
Basic and diluted	$(0.04)	$(0.01)	$(0.07)	$(0.01)

Weighted average common shares outstanding
Basic and diluted	31,161,000	30,827,000	31,161,000	30,756,000

Non-GAAP Financial Measures

The Company provides Non-GAAP Net Income, EBITDA and adjusted EBITDA as supplemental financial information regarding the Company's operational performance. These Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP Net Income, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similar measures used by other companies. Reconciliation of Non-GAAP Net Income, EBITDA and adjusted EBITDA to GAAP net income and loss are set forth in the financial schedule section below.

RECONCILIATION OF NON-GAAP INCOME (LOSS) TO GAAP INCOME (LOSS)

	Three months ended		Six months ended
	Sept 28, 2012	Sept 30, 2011	Sept 28, 2012	Sept 30, 2011
Net income (loss)	$(1,287,000)	$(254,000)	$(2,280,000)	$(236,000)
Add back:
Change in warrant fair value	4,000	(142,000)	(13,000)	(634,000)
Amortization - intangibles/patents	291,000	342,000	583,000	684,000
Stock option compensation expense	49,000	209,000	78,000	245,000
Subtotal – add backs	344,000	409,000	648,000	295,000
Non-GAAP (loss)	$(943,000)	$155,000	$(1,632,000)	$59,000

Net loss per common share
Basic and diluted	$(0.03)	$0.01	$(0.05)	$0.00

Weighted average common shares outstanding	31,161,000	30,827,000	31,161,000	30,756,000
Basic and diluted

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO GAAP (LOSS)

	Three months ended		Six months ended
	Sept 28, 2012	Sept 30, 2011	Sept 28, 2012	Sept 30, 2011
Net income (loss)	$(1,287,000)	$(254,000)	$(2,280,000)	$(236,000)
Add Back:
Net interest expense (income)	30,000	42,000	63,000	86,000
Warrant (fair value) adjustment	4,000	(142,000)	(13,000)	(634,000)
Depreciation expense	195,000	272,000	395,000	529,000
Amortization	291,000	342,000	583,000	684,000
Subtotal – add backs	520,000	514,000	1,028,000	665,000
EBITDA	$(767,000)	$260,000	$(1,252,000)	$429,000
Stock compensation	49,000	209,000	78,000	245,000
Adjusted EBITDA	$(718,000)	$469,000	$(1,174,000)	$674,000

About Advanced Photonix, Inc.

Advanced Photonix, Inc.® (NYSE MKT: API) is a leading supplier with a broad offering of optoelectronic products to a global customer base. We provide optoelectronic solutions, high-speed optical receivers and terahertz instrumentation for telecom, homeland security, military, medical and industrial markets. With our patented technology and state-of-the-art manufacturing we offer industry leading performance, exceptional quality, and high value added products to our OEM customer base. For more information visit us on the web at www.advancedphotonix.com.

CONTACT:
Torrey Hills Capital
Nitsan Hargil, CFA, (858) 456-7300
nh@sdthc.com